                                                                    EXHIBIT 99.1

                 [LETTERHEAD OF CREDENCE SYSTEMS CORPORATION]

FOR MORE INFORMATION CONTACT

Bill Bottoms                                       John Root
Chief Executive Officer                            Investor Relations
(510) 657-7400                                     (510) 657-7400

                                                                    NEWS RELEASE
                                                                    ------------

        CREDENCE SYSTEMS REPORTS RESULTS FOR FISCAL 1998 FIRST QUARTER

        FREMONT, Calif.--February 17, 1998--Credence Systems Corporation (Nasdaq NMS: CMOS) today reported results for its first quarter ended January 31, 1998. Net sales for the first quarter of fiscal 1998 were a record $82.4 million, an increase of 19 percent and 105 percent over the net sales of $69.4 million in the fourth quarter of fiscal 1997 and $40.3 million in the first quarter of fiscal 1997, respectively. Net income for the first quarter of fiscal 1998 was $9.2 million or $0.41 per diluted share, an increase of 27 percent from the $7.3 million or $0.32 per diluted share recorded in the fourth quarter of fiscal 1997, and an increase of 772 percent from the $1.1 million or $0.05 per diluted share recorded in the first quarter of fiscal 1997.

        Credence's chairman and chief executive officer, Dr. Wilmer Bottoms, said, "We were very pleased with the results of the first quarter of fiscal 1998. Business trends held up well, particularly in the Asia Pacific region. Revenues increased for the fourth sequential quarter and represented the highest quarterly total in Company history. Bookings were also solid with a book to bill ratio in excess of 1:1."

        Dr. Bottoms continued, "During the quarter we announced and completed a stock repurchase program of 500,000 shares, expending $12.8 million to offset potential future dilution of our earnings from our employee stock purchase plan and stock option plans."

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CREDENCE SYSTEMS REPORTS RESULTS FOR FISCAL 1998 FIRST QUARTER            PAGE 2


        Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing, and volume orders and shipments, competition and pricing pressures, reliability and quality issues, product mix, underabsorption of overhead, cyclicality in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology and product introductions and the risk of early obsolescence.

        Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.

        Credence Systems Corporation is a leading manufacturer of automatic test equipment (ATE) that serves a broad spectrum of the worldwide semiconductor industry's testing needs. Credence offers a wide range of products with test capabilities for digital, mixed-signal and non-volatile memory semiconductors. The Company utilizes its proprietary CMOS technologies to redefine test with products that are designed to solve its customers' business problems through technology while meeting the increasingly demanding performance requirements of today's ATE market. The Company is headquartered in Fremont, California, with manufacturing in Beaverton, Oregon. Credence is listed on the Nasdaq National Market under the symbol CMOS and can be found on the World Wide Web at www.credence.com.


Credence, and Credence Systems are trademarks of Credence Systems Corporation. Other trademarks which may be mentioned in this release are the intellectual property of their respective owners.

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                         CREDENCE SYSTEMS CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)         (UNAUDITED)
                                  THREE MONTHS        PRIOR QUARTER
                                     ENDED               ENDED
                                    JAN. 31,             OCT.31,
                              ---------------------   -------------
                                 1998       1997          1997
                              ---------  ----------   -------------

Net sales                      $82,375     $40,261        $69,394

Cost of goods sold              35,438      19,439         30,505

                              --------   ---------    -----------
Gross margin                    46,937      20,822         38,889

Operating expenses:

Research and development        13,491       8,806         10,334

Selling, general and
 administrative                 20,308      11,431         17,752

                              --------   ---------    -----------
  Total operating expenses      33,799      20,237         28,086
                              --------   ---------    -----------

Operating income                13,138         585         10,803

Interest income and
other expenses, net                958       1,027            255
                              --------   ---------    -----------

Income before income taxes      14,096       1,612         11,058

Income taxes                     4,934         558          3,804

Minority interest                  (29)         --              4
                              --------   ---------    -----------

Net income                     $ 9,191     $ 1,054        $ 7,250
                              ========   =========    ===========

Net income per share/1/
  Basic                          $0.42       $0.05          $0.33
                              ========   =========    ===========
  Diluted                        $0.41       $0.05          $0.32
                              ========   =========    ===========

Number of shares used in
computing per share
amount/1/
  Basic                         21,864      21,733         21,949
                              ========   =========    ===========
  Diluted                       22,415      22,215         22,871
                              ========   =========    ===========

/1/ Income per share amount for the three months ended January 31, 1997, and the quarter ended October 31, 1997, have been restated to reflect the Company's adoption of Financial Accounting Standard
No. 128.

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                            CREDENCE SYSTEMS CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                 JANUARY 31,     OCTOBER 31,
                                 -----------     -----------
                                    1998            1997
                                 -----------     -----------
                                 (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents        $ 88,667       $132,761

  Restricted cash                     7,206         10,002

  Short-term investments             62,608         35,013

  Accounts receivable, net           62,103         55,246

  Inventories                        48,761         42,125

  Other current assets               14,552         13,001
                                 ----------      ---------

     Total current assets           283,897        288,148

Long-term investments                17,396          8,561

Property and equipment, net          44,497         43,050

Other assets                         17,442         18,382
                                 ----------      ---------

     Total assets                  $363,232       $358,141
                                 ==========      =========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
  Accounts payable                 $ 14,386       $ 13,182

  Accrued liabilities                23,454         20,346

  Income taxes payable                6,476          4,284
                                 ----------      ---------

    Total current liabilities        44,316         37,812

Convertible subordinated notes      115,000        115,000

Minority interest                       366            418

Stockholders' equity                203,550        204,911
                                 ----------      ---------

     Total liabilities and
      stockholders' equity         $363,232       $358,141
                                 ==========      =========

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